UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 2, 2018

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street – Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director

On October 2, 2018, the Board of Directors (the “Board”) of Apogee Enterprises, Inc. (the “Company”) elected Mark A. Pompa, 53, to serve as a Class III director for a term expiring at the Company’s 2019 Annual Meeting of Shareholders. Mr. Pompa was also appointed to the Board’s Audit Committee and, was determined by the Board to be, an audit committee financial expert. The Board also determined that Mr. Pompa is independent and meets the applicable director independence requirements of the NASDAQ Stock Market LLC and the Company’s director independence standards, as adopted by the Board. In connection with the election of Mr. Pompa, the Board increased the number of directors of the Company from nine to ten pursuant to the provisions of Section 2.01 of the Company’s Amended and Restated By-Laws.

Mr. Pompa has served since 2006 as executive vice president and chief financial officer of EMCOR Group, Inc., a Fortune 500 company providing mechanical and electrical construction services, and industrial and energy infrastructure and building services. Previously, he was senior vice president and chief accounting officer of EMCOR from 2003 to 2006, and treasurer from 2003 to 2007. He joined EMCOR in 1994, serving as vice president and controller until 2003. Prior to joining EMCOR, Mr. Pompa was an audit and business advisory manager at Arthur Andersen LLP.

There is no arrangement or understanding between Mr. Pompa and any other person pursuant to which Mr. Pompa was elected as a director. For his service as a non-employee member of the Board, Mr. Pompa will participate in the non-employee director compensation arrangements in effect during his service. Mr. Pompa will receive the current annual cash retainers of $60,000 for service as a director and $15,000 for service as a member of the Audit Committee of the Board. On October 2, 2018, in connection with Mr. Pompa’s election to the Board, Mr. Pompa received a time-based restricted stock unit award consisting of 1,768 shares of the Company’s common stock, which will vest in three equal annual installments, assuming he continues to serve as a director, on the first three anniversaries of the date of grant. The issuance of the shares of common stock in connection with the restricted stock units will be deferred. The restricted stock units were issued pursuant to the Company’s 2009 Non-Employee Director Stock Incentive Plan. The closing price of the Company’s common stock on the NASDAQ Global Select Market on October 2, 2018 was $40.29. Mr. Pompa will also be eligible to participate in the Company’s Deferred Compensation Plan for Non-Employee Directors and Charitable Matching Contributions Program for Non-Employee Directors, each as described under the heading “Non-Employee Director Compensation” in the Company’s proxy statement delivered in connection with its 2018 Annual Meeting of Shareholders as filed with the Securities and Exchange Commission on May 15, 2018. There are no related person transactions involving Mr. Pompa that are reportable under Item 404(a) of Regulation S-K. Mr. Pompa does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

A copy of the press release announcing Mr. Pompa’s election is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Apogee Enterprises, Inc. dated October 3, 2018.*

* Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Patricia A. Beithon
Patricia A. Beithon General Counsel and Secretary

Date: October 5, 2018